Consent of independent registered public accounting firm

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" included in the Registration Statement (Form S-3 No. 333-215444) and under the captions "Interests of Named Experts and Counsel" or "Experts" (as applicable) in the related prospectuses of Uranium Energy Corp., and to the incorporation by reference in this Registration Statement (Form S-3) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of Uranium Energy Corp. for the registration of shares of its common stock with an aggregate offering price not to exceed $6,316,973, of our reports dated October 15, 2018, with respect to the consolidated financial statements of Uranium Energy Corp. and the effectiveness of internal control over financial reporting of Uranium Energy Corp., included in its Annual Report (Form 10-K) for the year ended July 31, 2018, filed with the Securities and Exchange Commission.

Vancouver, Canada/s/Ernst & Young LLP

April 8, 2019Chartered Professional Accountants